UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2007
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REDWOOD TRUST, INC.
( Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 29 and 30, 2007 Redwood Trust, Inc. sold an aggregate of 4,097,609 shares of common stock through its Direct Stock Purchase and Dividend Reinvestment Plan. Net proceeds to Redwood Trust, Inc. from the sales of these shares were $122,480,609. Redwood Trust, Inc. expects to use the proceeds from the sales to fund investment opportunities and for other general corporate purposes. As of December 4, 2007, following completion of the sales, Redwood Trust, Inc. had 32,190,837 shares of common stock outstanding.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 5, 2007	REDWOOD TRUST, INC.

	By:	/s/ Martin S. Hughes
Martin S. Hughes
Vice President, Chief Financial Officer, and Secretary